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                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use of our reports dated October 4, 1996 accompanying the financial statements of NAVIDEC, Inc. and Interactive Planet, Inc. included in the 1st Amendment to the Form SB-2 Registration Statement of NAVIDEC, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.




HEIN + ASSOCIATES LLP


Denver, Colorado
November 6, 1996